Exhibit 3.91

Form BCA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1995) George H. Ryan Secretary of State Department of Business Services Springfield, IL 62758	This space for use by Secretary of State FILED AUG 7 1997 GEORGE H. RYAN SECRETARY OF STATE	SUBMIT IN DUPLICATE!
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A’s check or money order, payable to “Secretary of State.”		This space for use by Secretary of State Date Franchise Tax $ Filing Fee $ Approved:

1. CORPORATE NAME: Insurance Auto Auctions (Illinois), Inc. (The corporate name must contain the word “corporation”, “company,” “incorporated,” or an abbreviation thereof.)
2. Initial Registered Agent: Initial Registered Office:	Gaspare Ruggirello First Name Middle Initial Last Name 850 East Algonquin Road Ste. 100 Number Street Suite # Schaumburg IL 60173 Cook City Zip Code County

3.      Purpose or purposes for which the corporation is organized:

(If not sufficient space to cover this point, add one or more sheets of this size.)

The transaction of any or all lawful businesses for which corporations may be incorporated under the Illinois Business Corporation Act.

4. Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share		Number of Shares Authorized	Number of Shares Proposed to be Issued	Consideration to be Received Therefor
Common	$	NPV	20,000,000	1,000	$1
Preferred		NPV	5,000,000	0	0
(6.10)
				TOTAL =	$1

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)

See attachment.

(Over)

5. OPTIONAL:

(a)    Number of directors constituting the initial board of directors of the corporation: __________.

(b)    Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

	Name	Residential Address	City, State, ZIP
	_____________________________	___________________________	___________________________
	_____________________________	___________________________	___________________________
	_____________________________	___________________________	___________________________
	_____________________________	___________________________	___________________________

6. OPTIONAL:	(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:		$___________
	(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be:		$ ___________
	(c) It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:		$ ___________
	(d) It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:		$ ___________

7. OPTIONAL:

OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

The undersigned Incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated April 30, 1997

	Signature and Name		Address
1.	/s/ Robert J. Minkus	1.	7200 Sears Tower
	Signature		Street

	Robert J. Minkus		Chicago, IL 60606
	(Type or Print Name)		City/Town State Zip Code

2.		2.
	Signature		Street

.
	(Type or Print Name)		City/Town State Zip Code

3.		3.
	Signature		Street

2.
	(Type or Print Name)		City/Town State Zip Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.) NOTE: If a corporation acts as Incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

•	The filing fee is $75.

•	The minimum total due (franchise tax + filing fee) is $100.

(Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary

Illinois Secretary of State         Springfield, IL 62756

Department of Business Services Telephone (217) 782-9522 or 782-9523

Article 4, Paragraph 2:

a.	Number of Authorized Shares.

The Corporation shall have authority to issue a total of twenty-five million (25,000,000) shares of capital stock, divided into classes as follows:

(1) Twenty million (20,000,000) shares of capital stock shall constitute a separate and single class designated “Common Shares,” which shall have no par value and $.001 stated value.

(2) Five million (5,000,000) shares of capital stock shall constitute a separate and single class designated “Preferred Shares,” which shall have no par value and $.001 stated value and may be issued in series, with all Preferred Shares of the same series having identical rights, preferences and limitations.

b.	Common Shares.

(1) Dividend Rights. Subject to the rights of any class of shares (or series thereof) of the Corporation ranking, as to dividends, senior to Common Shares, the holders of Common Shares shall be entitled to receive such dividends, if any, as may be declared by the Board of Directors of the Corporation from time to time and paid on Common Shares out of any assets of the Corporation at the time legally available for the payment of dividends.

(2) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Common Shares shall be entitled to share ratably in the assets of the Corporation remaining after all distributions or payments shall have been made to the holders of any class of shares (or series thereof) of the Corporation ranking senior, as to liquidation rights, to Common Shares.

The merger or share exchange of the Corporation with any other corporation, or a sale, lease or conveyance of all or substantially all of its assets, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this section.

(3) Voting. Subject to the rights of any outstanding Preferred Shares or as may be required by law, all voting power shall rest exclusively in the holders of Common Shares. Each Common Share shall be entitled to one vote on each matter submitted to a vote of the shareholders of the Corporation.

c.	Preferred Shares.

Preferred Shares may be issued from time to time in one or more series, in such amounts and for such consideration as the Board of Directors may determine and with such preferences, limitations and relative rights as shall be determined and stated by

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the Board of Directors. The Board of Directors is hereby granted further authority to determine such preferences, limitations and relative rights for each such series of Preferred Shares by resolution prior to the issuance of each such series. Without limiting the generality of the authority granted to the Board of Directors herein, the Board of Directors shall have the power, right and authority to determine the following preferences, limitations and relative rights:

(1) Designation. The designation of each series, which designation shall be by distinguishing letter, number, title or combination thereof.

(2) Number. The number of shares of any series to be issued.

(3) Dividend Source, Rate and Dates. The source, rate and dates of any dividends payable with respect to shares of any series; provided, however, that no dividends shall be payable upon the Preferred Shares to the extent that (A) the Corporation would not be able to pay its debts as they become due in the usual course of business; or (B) the Corporation’s total assets would be less than the sum of its total liabilities plus (unless otherwise provided herein) the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution.

(4) Dividend Accumulations. Whether any dividends which may be payable with respect to shares of any series shall be cumulative; and, if they shall be cumulative, then the dates from which such dividends shall start to cumulate.

(5) Dividend Preferences. The preference or preferences, if any, to be accorded dividends payable with respect to shares of any series,

(6) Redemption. The redemption rights and prices, if any, with respect to shares of any series.

(7) Sinking Fund. The terms and amount of any sinking fund provided for the redemption of shares of any series.

(8) Rights of Purchase. The rights, if any, of the Corporation to purchase for retirement, other than by way of redemption, shares of any series, and the terms and conditions of any such purchase rights.

(9) Conversion. Whether or not the shares of any series shall be convertible into Common Shares or into shares of any other series or number of series or into any other security; and, if so, the conversion price or prices, any adjustments thereof and/or any other terms and conditions upon which such conversion may be effected.

(10) Liquidation. The preference or preferences, if any, with respect to shares of any series entitled to receive the net assets of the Corporation upon liquidation, dissolution or winding up of the Corporation.

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(11) Voting. The voting rights, if any, to which the holders of any series of Preferred Shares may be entitled.

d.	Distributions to Shareholders.

The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders if, after giving the distribution effect, (1) the Corporation would be able to pay its debts as they become due in the usual course of business and (2) the Corporation’s total assets would be greater than its total liabilities, without regard to any amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Article 7:

a.	Indemnification of Officers, Directors, Employees and Agents.

The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was an employee or agent of the Corporation, or who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

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b.	Limitation of Liability of Directors.

The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under Illinois law.

c.	No Cumulative Voting.

In all elections for directors, cumulative voting by the shareholders is hereby denied under all circumstances.

d.	No Informal Action by Shareholders.

Any action which may or must be taken by the shareholders must be taken at any annual or special meeting of the shareholders and may not be taken by any consent in writing of the shareholders.

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FORM BCA-11.25 (Rev. Jan. 1995)	ARTICLES OF MERGER CONSOLIDATION OR EXCHANGE	File # 5953-635-
George H. Ryan Secretary of State Department of Business Services	FILED AUG 20 1997 GEORGE H. RYAN SECRETARY OF STATE [stamped “PAID”] August 21, 1997	SUBMIT IN DUPLICATE This space for use by Secretary of State
Date 8/20/97 Filing Fee $100.00 Approved: /s/

DO NOT SEND CASH!

Remit payment in check or money order, payable to “Secretary of State.” Filing fee is $100, but if a merger or consolidation of more than 2 corporations, $50 for each additional corporation.

1.	Names of corporations proposing to merge, and the state or country of their incorporation:

Name of Corporation	State or Country of Incorporation	Corporation File No.

Insurance Auto Auction, Inc.	California	5839-396-7

Insurance Auto Auctions (Illinois), Inc.	Illinois	5953-635-4

2. The laws of the state or country under which each corporation is incorporated permit such merger, consolidation or exchange.

3.	(a	)	Name of the surviving corporation:	Insurance Auto Auctions (Illinois), Inc.

	(b	)	it shall be governed by the laws of:	Illinois

4.	Plan of merger is as follows: Please see attached agreement and plan of merger.

If not sufficient space to cover this point, add one or more sheets of this size.

EXPEDITED AUG 20 1997 SECRETARY OF STATE	EXPEDITED AUG 18 1997 SECRETARY OF STATE

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5.	Plan of merger was approved, as to each corporation not organized in Illinois, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation, as follows:

(The following items are not applicable to mergers under § 11.30—90% owned subsidiary provisions. See Article 7.)

(Only “X” one box for each Illinois corporation)

Name of Corporation

By the shareholders, a resolution of
the board of directors having been
duly adopted and submitted to a
vote at a meeting of shareholders.
Not less than the minimum number
of votes required by statute and by
the articles of incorporation voted
in favor of the action taken.

(§ 11.20)

By written consent of the
shareholders having not less than
the minimum number or votes
required by statute and by the
articles of incorporation.
Shareholders who have not
consented in writing have been
given notice in accordance with

§ 7.10 (§ 11.20)

By written consent of ALL the shareholders entitled to vote on the action, in accordance with §7.10 & §11.20

Insurance Auto Auctions (Illinois), Inc.	☐	☐	☑

Insurance Auto Auctions, Inc.	☑	☐	☐

	☐	☐	☐

	☐	☐	☐

	☐	☐	☐

6.	(Not applicable if surviving, new or acquiring corporation is an Illinois corporation)

It is agreed that, upon and after the issuance of a certificate of merger, consolidation or exchange by the Secretary of State of the State of Illinois:

a.	The surviving, new or acquiring corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving, new or acquiring corporation.

b.	The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring corporation to accept service of process in any such proceedings, and

c.	The surviving, new or acquiring corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of “The Business Corporation Act of 1983” of the State of Illinois with respect to the rights of dissenting shareholders.

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7.	(Complete this item if reporting a merger under § 11.30—90% owned subsidiary provisions.)

a.	The number of outstanding shares of each class of each merging subsidiary corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

Name of Corporation	Total Number of Shares Outstanding of Each Class	Number of Shares of Each Class Owned Immediately Prior to Merger by the Parent Corporation
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________

b.	(Not applicable to 100% owned subsidiaries)

The date of mailing a copy of the plan of merger and notice to the right to dissent to the shareholders of each merging subsidiary corporation was __________, ____.

Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of all subsidiary corporations received? ☐ Yes ☐ No

(If the answer is “No,” the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation.)

8.	The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK.)

Dated	August 14, 1997	Insurance Auto Auctions, Inc.
(Exact Name of Corporation)

attested by	/s/ Linda Larrabee	by	/s/ James Alampi
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	Linda Larrabee, Secretary		James Alampi, President
	(Type or Print name and Title)		(Type or Print Name and Title)

Dated	August 14, 1997	Insurance Auto Auctions (Illinois), Inc.
(Exact Name of Corporation)

attested by		by
	(Signature of Secretary or Assistant Secretary)		(Signature of President or Vice President)

	(Type or Print name and Title)		(Type or Print Name and Title)

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (hereinafter called the “Merger Agreement”) is made as of August 7, 1997, by and between Insurance Auto Auctions, Inc., a California corporation (“California Company”), and Insurance Auto Auctions (Illinois), Inc., an Illinois corporation (“Illinois Company”). California Company and Illinois Company are sometimes referred to as the “Constituent Corporations.”

The authorized capital stock of California Company consists of 5,000,000 shares of Preferred Stock, par value $.001 per share, and 20,000,000 shares of Common Stock, par value $.001 per share, and the authorized capital stock of Illinois Company consists of 5,000,0000 Preferred Shares, without par value, and 20,000,000 Common Shares, without par value. The Boards of Directors of the Constituent Corporations deem it advisable and to the advantage of said corporations that California Company merge with and into Illinois Company upon the terms and conditions herein provided.

NOW, THEREFORE, the parties do hereby adopt the plan of reorganization encompassed by this Merger Agreement and do hereby agree that California Company shall merge with and into Illinois Company on the following terms, conditions and other provisions.

I. TERMS AND CONDITIONS

1.1 Merger. California Company shall be merged with and into Illinois Company, and Illinois Company shall be the surviving corporation, effective upon the date when this Merger Agreement has been filed with the Secretary of State.

(the “Effective Date”).

1.2 Succession. On the Effective Date, Illinois Company shall succeed to all of the rights, privileges communities and property of California Company.

1.3 Common Stock of California Company. Upon the Effective Date, by virtue of the merger and without any action on the part of the holder thereof, each share of Common Stock of California Company outstanding immediately prior thereto shall be changed and converted into one fully paid and non-assessable Common Share of Illinois Company, without par value.

1.4 Common Shares of Illinois Company. Upon the Effective Date, by virtue of the merger and without any action on the part of the holder thereof, each Common Share of Illinois Company outstanding immediately prior thereto shall be canceled and returned to the status of authorized but unissued.

1.5 Stock Certificates. On and after the Effective Date, all of the outstanding certificates which prior to the that time represented the shares of Common Stock of California Company shall be deemed for all purposes to evidence ownership of and to represent the Common Shares of Illinois Company into which the shares of Common Stock of California Company represented by such certificates have been converted as herein provided. The registered owner on the books and records of Illinois Company or its transfer agents of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer

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or conversion or otherwise accounted for to Illinois Company or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the Common Shares of Illinois Company evidenced by such outstanding certificate as above provided.

1.6 Options; Purchase Rights. Upon the Effective Date, Illinois Company will assume and continue California Company’s 1991 Stock Option Plan (the “1991 Plan”) and Employee Stock Purchase Plan. Each option to buy shares of Common Stock of California Company outstanding under the 1991 Plan and each right to purchase shares of Common Stock of California Company outstanding under the Employee Stock Purchase Plan shall become an option or purchase right, as the case may be, for the same number of Common Shares of Illinois Company with no other changes in the terms and conditions of such option or purchase right, including exercise or purchase price, effective upon the Effective Date. Upon the Effective Date, Illinois Company will assume the outstanding and unexercised portion of each such option and the obligations of California Company with respect thereto, and each outstanding purchase right under the Employee Stock Purchase Plan.

II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

2.1 Articles of Incorporation and By-laws. The Articles of Incorporation of Illinois Company in effect on the Effective Date shall continue to be the Articles of Incorporation of Illinois Company without change or amendment, until further amended in accordance with the provisions thereof and applicable law; provided that upon the Effective Date, Article I of such Articles of Incorporation shall be amended to read as follows:

The name of the corporation is “Insurance Auto Auctions, Inc.”

The By-laws of Illinois Company in effect on the Effective Date, shall continue to be the By-laws of Illinois Company without change or amendment until further amended in accordance with the provisions thereof and applicable law.

2.2 Directors. The directors of California Company shall become the directors of Illinois Company on and after the Effective Date to serve until the expiration of their current terms and until their successors are elected and qualified.

2.3 Officers. The officers of California Company shall become the officers of Illinois Company on the Effective Date to serve at the pleasure of the Board of Directors.

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III. MISCELLANEOUS

3.1 Further Assurances. From time to time, as and when required by Illinois Company or by its successors and assigns, there shall be executed and delivered on behalf of California Company such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest or perfect in or to confirm of record or otherwise, in Illinois Company the title to and possession of all the property, interests, assets, rights, privileges, immunities, franchises, and authority of California Company and otherwise to carry out the purposes of this Merger Agreement, and the officers and directors of Illinois Company are fully authorized in the name and on behalf of California Company or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

3.2 Abandonment. At any time before the Effective Date, this Merger Agreement may be terminated and the merger may be abandoned by the Board of Directors of either California Company or Illinois Company or both, notwithstanding the approval of this Merger Agreement by the shareholders of California Company.

3.3 Counterparts. In order to facilitate the filing and recording of this Merger Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Merger Agreement.

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FORM BCA 11.25 (rev. Dec. 2003) ARTICLES OF MERGER, CONSOLIDATION OR EXCHANGE Business Corporation Act

Jesse White, Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217) 782-6961 www.cyberdriveillinois.com	FILED MAY 25 2005 JESSE WHITE SECRETARY OF STATE

Remit payment in the form of a check or money order payable to Secretary of State.

The filing fee is $100, but if merger or consolidation involves more than 2 corporations, $50 for each additional corporation.

                                                          File # 5953-6354 Filing Fee: $ 100.00 Approved: /S/

                            Submit in duplicate         Type or Print clearly in black ink                     Do not write above this line

NOTE: Strike inapplicable words in Items 1, 3 and 4.

1.	Names of corporations proposing to merge, and state or country of incorporation.

Name of Corporation	State or Country of Incorporation	Corporation File Number

Insurance Auto Auction, Inc.	Illinois	59536354

Axle Merger Sub, Inc.	Illinois	64050869

2.	The laws of the state or country under which each corporation is incorporated permits such merger, consolidation or exchange.

3.	(a) Name of the surviving new acquiring corporation: Insurance Auto Auctions, Inc.

(b	)	it shall be governed by the laws of:	Illinois

If not sufficient space to cover this point, add additional sheets of this size.

4.	Plan of merger is as follows:

Please see attached Exhibit A.

PAID MAY 27 2005 EXPEDITED SECRETARY OF STATE

5.	Plan of merger consolidation exchange was approved, as to each corporation not organized in Illinois, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation, as follows:

(the following items are not applicable to mergers under § 11.30—90% owned subsidiary provisions. See Article 7.)

(Only “X” one box for each Illinois corporation)

Name of Corporation

By the shareholders, a resolution of
the board of directors having been
duly adopted and submitted to a
vote at a meeting of shareholders.
Not less than the minimum number
of votes required by statute and by
the articles of incorporation voted in
favor of the action taken.

(§ 11.20)

By written consent of the
shareholders having not less than
the minimum number or votes
required by statute and by the
articles of incorporation.
Shareholders who have not
consented in writing have been
given notice in accordance with

§ 7.10 (§ 11.20)

By written consent of ALL the share-holders entitled to vote on the action, in accordance with §7.10 & §11.20

Insurance Auto Auctions, Inc.	☑	☐	☐

Axle Merger Sub, Inc.	☐	☐	☑

	☐	☐	☐

	☐	☐	☐

	☐	☐	☐

6.	(Not applicable if surviving, new or acquiring corporation is an Illinois corporation)

It is agreed that, upon and after the issuance of a certificate of merger, consolidation or exchange by the Secretary of State of the State of Illinois:

a.	The surviving, new or acquiring corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving, new or acquiring corporation.

b.	The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring corporation to accept service of process in any such proceedings, and

c.	The surviving, new, or acquiring corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, If any, to which they shall be entitled under the provisions of “The Business Corporation Act of 1983” of the State of Illinois with respect to the rights of dissenting shareholders.

7.	(Complete this item if reporting a merger under § 11.30—90% owned subsidiary provisions.)

a.	The number of outstanding shares of each class of each merging subsidiary corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

Name of Corporation	Total Number of Shares Outstanding of Each Class	Number of Shares of Each Class Owned Immediately Prior to Merger by the Parent Corporation
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________

b.	(Not applicable to 100% owned subsidiaries)

The date of mailing a copy of the plan of merger and notice to the right to dissent to the shareholders of each merging subsidiary corporation was                                                                                                                   ,

                                                                                                                                   (Month & Day)                    (Year)

Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of all subsidiary corporations received?

☐    Yes                    ☐    No

(If the answer is “No,” the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation.)

8.	The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK.)

Dated	5-25, 2005	Insurance Auto Auctions, Inc.
(Month & Day) (Year)		(Exact Name of Corporation)

/s/ Thomas C. O’Brien
(Any authorized officer’s signature)

Thomas C. O’Brien, President & CEO
(Type or Print name and Title)

Dated	, 2005	Axle Merger Sub, Inc.
(Month & Day) (Year)		(Exact Name of Corporation)

(Any authorized officer’s signature)

(Type or Print name and Title)

Dated	,
(Month & Day) (Year)		(Exact Name of Corporation)

(Any authorized officer’s signature)

(Type or Print name and Title)

7.	(Complete this item if reporting a merger under § 11.30—90% owned subsidiary provisions.)

a.	The number of outstanding shares of each class of oath merging subsidiary corporation and the number of such shares a f each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

Name of Corporation	Total Number of Shares Outstanding of Each Class	Number of Shares of Each Class Owned Immediately Prior to Merger by the Parent Corporation
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________

b.	(Not applicable to 100% owned subsidiaries)

The date of mailing a copy of the plan of merger and notice to the right to dissent to the shareholders of each merging subsidiary corporation was                                                                                                                   ,

                                                                                                                                   (Month & Day)                    (Year)

Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of all subsidiary corporations received?

☐    Yes                    ☐    No

(If the answer is “No,” the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation.)

8.	The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK.)

Dated	5 - 25, 2005	Insurance Auto Auctions, Inc.
(Month & Day) (Year)		(Exact Name of Corporation)

(Any authorized officer’s signature)

(Type or Print name and Title)

Dated	May 25, 2005	Axle Merger Sub, Inc.
(Month & Day) (Year)		(Exact Name of Corporation)

/s/ James J. Connors II, Esq.
(Any authorized officer’s signature)

James J. Connors II, Esq., VP and Asst. Secy
(Type or Print name and Title)

Dated	,
(Month & Day) (Year)		(Exact Name of Corporation)

(Any authorized officer’s signature)

(Type or Print name and Title)

EXHIBIT A

PLAN OF MERGER

This Plan of Merger sets forth terms of the merger (the “Merger”) by and between INSURANCE AUTO AUCTIONS, INC., an Illinois corporation (“IAAI”) and AXLE MERGER SUB, INC., an Illinois corporation (the “Buyer”), relating to the effect of the Merger, the governing documents of the Surviving Corporation (and the Conversion of Shares), agreed to pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 22, 2005, by and between IAAI, AXLE HOLDINGS, INC., a Delaware corporation (the “Buyer Parent”) and the Buyer.

Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Merger Agreement.

RECITALS

A. The Board of Directors and shareholders of each of IAAI and the Buyer have approved the Merger Agreement.

ARTICLE

I

THE MERGER

1.1 Effect of Merger. The Buyer shall be merged with and into IAAI and the separate corporate existence of the Buyer shall thereupon cease and IAAI, as the corporation surviving the Merger (the “Surviving Corporation”), shall continue to exist under and be governed by the Business Corporation Act of 1983 of the State of Illinois, as amended (the “Act”). The Merger shall have the effects set forth in the Act and other applicable Law. Without limiting the generality of the foregoing, at the Effective Time (as defined below), all the property, rights, privileges, powers and franchises of IAAI and the Buyer shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations, restrictions and duties of IAAI and the Buyer shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Company.

1.2 Effective Time. The Merger shall become effective (the “Effective Time”) at the date and time when the properly executed Articles of Merger are filed with the Secretary of State of the State of Illinois, as provided in the Act.

1.3 Supplementary Action. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that consistent with the terms of the Merger Agreement any further assignments or assurances in Law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of either of IAAI or the Buyer acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of the Merger Agreement, then, subject to the terms and conditions of the Merger Agreement, each of IAAI or the Buyer and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in Law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of the Merger Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of either of IAAI or the Buyer to take any and all such action.

II

THE SURVIVING CORPORATION

2.1 The Surviving Corporation. The name of the Surviving Corporation shall be Insurance Auto Auctions, Inc.

2.2 The Articles of Incorporation. As of the Effective Time, the Articles of Incorporation of the Surviving Corporation shall be amended to conform with the Articles of Incorporation of the Buyer pursuant to the amendments attached hereto as Attachment A. Such amended Articles of Incorporation of the Surviving Corporation shall remain the Articles of Incorporation of the Surviving Corporation until such Articles of Incorporation are changed or amended as provided therein or by applicable Law.

2.3 The By-Laws. The By-Laws of the Buyer, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation from and after the Effective Time until such By-Laws are changed or amended as provided therein or by applicable law.

2.4 The Directors and Officers. The board of directors of the Buyer immediately prior to the Effective Time shall be the initial board of directors of the Surviving Corporation, and the officers of IAAI immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the board of directors of the Surviving Corporation or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by Law.

III

CONVERSION OF SHARES

3.1 Conversion of Company Common Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of the common stock, no par value per share of IAAI (the “IAAI Common Stock”):

(a) Each share of IAAI Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and converted into the right to receive an amount of each equal to $28.25 per Share (the “Merger Consideration”).

(b) Each issued and outstanding share of IAAI Common Stock that is held in IAAI’s treasury or in the treasury of any subsidiary of IAAI immediately prior to the Effective Time, if any, shall be cancelled and extinguished without the payment of any consideration therefore.

3.2 Conversion of the Buyer Capital Stock. Each share of capital stock of the Buyer issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $.01, of the Surviving Corporation.

3.3 Payment for Company Common Stock. The Buyer Parent shall be responsible for payment of the Merger Consideration.

ATTACHMENT A

Amendments to the Articles of Incorporation of the Surviving Corporation

1. Article 4 of the Articles of Incorporation of the Surviving Corporation is hereby amended in its entirety to read as follows:

“4. Paragraph 1. Authorized Shares: The corporation shall have authority to issue One Hundred (100) shares of common stock, par value $.01 per share.”

Paragraph 2. The preferences, qualifications, imitations, restrictions and special or relative rights in respect of the shares of each class are:

The holders of common stock shall have such rights as are provided by law and shall be entitled to one vote for each share held by them.

The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders if, after giving the distribution effect, (1) the Corporation would be able to pay its debts as they come due in the usual course of business and (2) the Corporation’s total assets would be greater than its total liabilities.”

2. Article 7d of the Articles of Incorporation of the Surviving Corporation is hereby deleted.

FORM BCA 11.25 (rev. Dec. 2003) ARTICLES OF MERGER, CONSOLIDATION OR EXCHANGE Business Corporation Act

Jesse White, Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217) 782-6961 www.cyberdriveillinois.com	FILED MAY 25 2005 JESSE WHITE SECRETARY OF STATE

Remit payment in the form of a check or money order payable to Secretary of State.

The filing fee is $100, but if merger or consolidation involves more than 2 corporations, $50 for each additional corporation.

                                    File # 5953-6354 Filing Fee: $ 100.00 Approved: /s/

                     Submit in duplicate          Type or Print clearly in black ink                  Do not write above this line

NOTE: Strike inapplicable words in Items 1, 3 and 4.

1.	Names of corporations proposing to merge, and state or country of incorporation.

Name of Corporation	State or Country of Incorporation	Corporation File Number

Insurance Auto Auction, Inc.	Illinois	59536354

IAAI Finance Corp.	Delaware	NR

2.	The laws of the state or country under which each corporation is incorporated permits such merger, consolidation or exchange.

3.	(a) Name of the surviving new acquiring corporation: Insurance Auto Auctions, Inc.

3.	(b	)	it shall be governed by the laws of:	Illinois

If not sufficient space to cover this point, add additional sheets of this size.

4.	Plan of merger is as follows:

Please see attached Exhibit A.

PAID MAY 27 2005 EXPEDITED SECRETARY OF STATE

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5.	Plan of merger consolidation exchange was approved, as to each corporation not organized in Illinois, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation, as follows:

(the following items are not applicable to mergers under § 11.30—90% owned subsidiary provisions. See Article 7.)

(Only “X” one box for each Illinois corporation)

Name of Corporation

By the shareholders, a resolution of
the board of directors having been
duly adopted and submitted to a
vote at a meeting of shareholders.
Not less than the minimum number
of votes required by statute and by
the articles of incorporation voted in
favor of the action taken.

(§ 11.20)

By written consent of the
shareholders having not less than
the minimum number or votes
required by statute and by the
articles of incorporation.
Shareholders who have not
consented in writing have been
given notice in accordance with

§ 7.10 (§ 11.20)

By written consent of ALL the shareholders entitled to vote on the action, in accordance with §7.10 & §11.20

Insurance Auto Auctions, Inc.	☐	☐	☑

	☐	☐	☐

	☐	☐	☐

	☐	☐	☐

	☐	☐	☐

8.	(Not applicable if surviving, new or acquiring corporation is an Illinois corporation)

It is agreed that, upon and after the issuance of a certificate of merger, consolidation or exchange by the Secretary of State of the State of Illinois:

a.	The surviving, new or acquiring corporation may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving, new or acquiring corporation.

b.	The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving, new or acquiring corporation to accept service of process in any such proceedings, and

c.	The surviving, new, or acquiring corporation will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger, consolidation or exchange the amount, if any, to which they shall be entitled under the provisions of “The Business Corporation Act of 1983” of the State of Illinois with respect to the rights of dissenting shareholders.

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7.	(Complete this item if reporting a merger under § 11.30—90% owned subsidiary provisions.)

a.	The number of outstanding shares of each class of oath merging subsidiary corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

Name of Corporation	Total Number of Shares Outstanding of Each Class	Number of Shares of Each Class Owned Immediately Prior to Merger by the Parent Corporation
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________

b.	(Not applicable to 100% owned subsidiaries)

The date of mailing a copy of the plan of merger and notice to the right to dissent to the shareholders of each merging subsidiary corporation was                                                                                                                   ,

                                                                                                                                   (Month & Day)                    (Year)

Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of all subsidiary corporations received?

☐    Yes                    ☐    No

(If the answer is “No,” the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation.)

8.	The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK.)

Dated	May 25, 2005	Insurance Auto Auctions, Inc.
(Month & Day) (Year)		(Exact Name of Corporation)

/s/ Sidney L. Kerley
(Any authorized officer’s signature)

SIDNEY L. KERLEY, SECRETARY
(Type or Print name and Title)

Dated	, 2005	IAAI Finance Corp
(Month & Day) (Year)		(Exact Name of Corporation)

(Any authorized officer’s signature)

(Type or Print name and Title)

Dated	,
(Month & Day) (Year)		(Exact Name of Corporation)

(Any authorized officer’s signature)

(Type or Print name and Title)

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7.	(Complete this item if reporting a merger under § 11.30—90% owned subsidiary provisions.)

a.	The number of outstanding shares of each class of oath merging subsidiary corporation and the number of such shares of each class owned immediately prior to the adoption of the plan of merger by the parent corporation, are:

Name of Corporation	Total Number of Shares Outstanding of Each Class	Number of Shares of Each Class Owned Immediately Prior to Merger by the Parent Corporation
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________
___________________________________	___________________________________	___________________________________

b.	(Not applicable to 100% owned subsidiaries)

The date of mailing a copy of the plan of merger and notice to the right to dissent to the shareholders of each merging subsidiary corporation was                                                                                                                   ,

                                                                                                                                   (Month & Day)                    (Year)

Was written consent for the merger or written waiver of the 30-day period by the holders of all the outstanding shares of all subsidiary corporations received?

☐    Yes                    ☐    No

(If the answer is “No,” the duplicate copies of the Articles of Merger may not be delivered to the Secretary of State until after 30 days following the mailing of a copy of the plan of merger and of the notice of the right to dissent to the shareholders of each merging subsidiary corporation.)

8.	The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK.)

Dated	May 25, 2005	Insurance Auto Auctions, Inc.
(Month & Day) (Year)		(Exact Name of Corporation)

(Any authorized officer’s signature)

(Type or Print name and Title)

Dated	May 25, 2005	IAAI Finance Corp
(Month & Day) (Year)		(Exact Name of Corporation)

/s/ James J. Connors II, Esq.
(Any authorized officer’s signature)

James J. Connors II, Esq., VP and Asst. Secy
(Type or Print name and Title)

Dated	,
(Month & Day) (Year)		(Exact Name of Corporation)

(Any authorized officer’s signature)

(Type or Print name and Title)

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EXHIBIT A

PLAN OF MERGER

This Plan of Merger sets forth terms of the merger (the “Merger”) by and between INSURANCE AUTO AUCTIONS, INC., an Illinois corporation (“IAAI”) and IAAI FINANCE CORP., a Delaware corporation (the “IAAI Finance”), relating to the effect of the Merger and the governing documents of the Surviving Corporation (as defined below), agreed to pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 25, 2005, by and between IAAI and IAAI Finance. IAAI and IAAI Finance are both wholly owned subsidiaries of Axle Holdings, Inc., a Delaware corporation.

RECITALS

A. The Board of Directors and shareholders of each of IAAI and IAAI Finance have approved the Merger Agreement.

ARTICLE

I

THE MERGER

1.1 Effect of Merger. IAAI Finance shall be merged with and into IAAI and the separate corporate existence of IAAI Finance shall thereupon cease and IAAI, as the corporation surviving the Merger (the “Surviving Corporation”), shall continue to exist under and be governed by the Business Corporation Act of 1983 of the State of Illinois, as amended (the “Act”). The Merger shall have the effects set forth in the Act and other applicable law. Without limiting the generality of the foregoing, and subject thereto, at and following the Merger, all of the property, rights, privileges, powers and franchises of IAAI Finance shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations, restrictions and duties of IAAI Finance and IAAI shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

1.2 Effective Time. The Merger shall become effective (the “Effective Time”) at the date and time when the properly executed Articles of Merger are filed with the Secretary of State of the State of Illinois, as provided in the Act.

1.3 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the parties thereto: (i) each share of common stock of IAAI Finance issued and outstanding shall be cancelled and shall cease to exist and no cash, stock or other consideration shall be delivered in exchange therefor; (ii) each share of capital stock of IAAI Finance held as treasury stock, if any, shall be cancelled and shall cease to exist and no cash, stock or other consideration shall be delivered in exchange therefor; (iii) each share of common stock of IAAI outstanding immediately prior to the Effective Time shall remain outstanding and be unaffected by the Merger; and (iv) each share of common stock of IAAI held by IAAI as treasury stock, if any, immediately prior to the Effective Time shall be unaffected by the Merger. At the Effective Time, IAAI will continue to be a wholly owned subsidiary of Axle Holdings, Inc., a Delaware corporation.

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ARTICLE

II

THE SURVIVING CORPORATION

2.1 The Surviving Corporation. The name of the Surviving Corporation shall be Insurance Auto Auctions, Inc.

2.2 The Articles of Incorporation. The articles of incorporation of IAAI, as in effect immediately prior to the Effective Time, shall from and after the Effective Time be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein or in accordance with applicable law.

2.3 The By-Laws. The by-laws of IAAI, as in effect immediately prior to the Effective Time, shall from and after the Effective Time be the by-laws of the Surviving Corporation until thereafter amended as provided therein or in accordance with applicable law.

2.4 The Directors and Officers. The board of directors of IAAI immediately prior to the Effective Time shall be the board of directors of the Surviving Corporation, and the officers of IAAI immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

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